As filed with the Securities and Exchange Commission on July 24, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W

Washington, D.C. 20037-1701

(Address of principal executive offices) (Zip code)

Danaher Corporation 2007 Omnibus Incentive Plan, as Amended and Restated

(Full title of the plan)

James F. O’Reilly

Vice President, Associate General Counsel and Secretary

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Danaher Corporation Common Stock, par value $0.01 per share (“Common Stock”)	44,388,473	$82.85	$3,677,584,989	$426,233

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Determined on the basis of the average of the high and low sale price of Common Stock as reported on the NYSE on July 20, 2017 of $82.85, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Danaher Corporation (“Danaher” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 44,388,473 shares of the Registrant’s common stock, par value $0.01 per share, for issuance pursuant to the Danaher Corporation 2007 Omnibus Incentive Plan, as amended and restated (f/k/a the 2007 Stock Incentive Plan) (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-213629, filed with the Commission on September 14, 2016, Registration Statement No. 333-207565, filed with the Commission on October 22, 2015 and amended on January 6, 2016, Registration Statement No. 333-190014, filed with the Commission on July 18, 2013, Registration Statement No. 333-175223, filed with the Commission on June 29, 2011, Registration Statement No. 333-159059, filed with the Commission on May 8, 2009, and Registration Statement No. 333-144572, filed with the Commission on July 13, 2007, are incorporated herein by reference.

For the avoidance of doubt, the 5,000,000 shares issuable pursuant to the Plan and registered on Registration Statement No. 333-207565, filed with the Commission on October 22, 2015 and amended on January 6, 2016, and 1,611,527 of the shares issuable pursuant to the Plan and registered on Registration Statement No. 333-213629, filed with the Commission on September 14, 2016, were identified in such registration statements as shares issuable under the Plan pursuant to the unused Pall Corporation share reserve assumed by Danaher in connection with its acquisition of Pall Corporation in 2015. As disclosed in Danaher’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2017, effective as of May 9, 2017, these shares that remain to be issued are issuable pursuant to the general share reserve under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Danaher Corporation 2007 Omnibus Incentive Plan, as amended and restated (incorporated by reference from Exhibit 10.1 to Danaher Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017) (Commission File Number: 1-8089)

5.1	Opinion of Counsel

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 24th day of July, 2017.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian W. Ellis and James F. O’Reilly and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 24, 2017.

Signature	Title	Date

/s/ THOMAS P. JOYCE, JR. Thomas P. Joyce, Jr.	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 24, 2017

/s/ DANIEL L. COMAS Daniel L. Comas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 24, 2017

/s/ ROBERT S. LUTZ Robert S. Lutz	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 24, 2017

/s/ STEVEN M. RALES Steven M. Rales	Chairman of the Board	July 24, 2017

/s/ MITCHELL P. RALES Mitchell P. Rales	Chairman of the Executive Committee	July 24, 2017

Signature	Title	Date

/s/ DONALD J. EHRLICH Donald J. Ehrlich	Director	July 24, 2017

/s/ LINDA HEFNER FILLER Linda Hefner Filler	Director	July 24, 2017

/s/ ROBERT J. HUGIN Robert J. Hugin	Director	July 24, 2017

/s/ TERI LIST-STOLL Teri List-Stoll	Director	July 24, 2017

/S/ WALTER G. LOHR, JR. Walter G. Lohr, Jr.	Director	July 24, 2017

/s/ JOHN T. SCHWIETERS John T. Schwieters	Director	July 24, 2017

/s/ ALAN G. SPOON Alan G. Spoon	Director	July 24, 2017

/s/ RAYMOND C. STEVENS, PH.D. Raymond C. Stevens, Ph.D.	Director	July 24, 2017

/s/ ELIAS A. ZERHOUNI Elias A. Zerhouni, M.D.	Director	July 24, 2017

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Danaher Corporation 2007 Omnibus Incentive Plan, as amended and restated (incorporated by reference from Exhibit 10.1 to Danaher Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017) (Commission File Number: 1-8089)

5.1	Opinion of Counsel

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages of this registration statement)